UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 9, 2009
LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-12933 (Commission File Number)	94-2634797 (IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Effective January 9, 2009, Ernest E. Maddock assumed the duties of principal accounting officer for Lam Research Corporation (the “Company”).
     Mr. Maddock, 50, who has served as the Company’s Senior Vice President and Chief Financial Officer since September 29, 2008, joined the Company in 1997 as Director of Global Sales Finance, was elevated to General Manager, Global Spares Business in 1998, was promoted to Vice President of the Customer Support Business Group in 2000, was promoted to Group Vice President of Global Operations in 2003, and named Senior Vice President of Global Operations in 2007, in which he oversaw numerous corporate functions including Global Supply Chain, Production Operations, Corporate Quality, Information Technology, Global Security, and Global Real Estate and Facilities. Additionally, Mr. Maddock continues to head Bullen Semiconductor, a division of the Company. Prior to his employment with the Company, Mr. Maddock served as Chief Financial Officer of various divisions of NCR Corporation, including its Software Products Division and previously held a variety of executive roles in finance and operations in several industries, including commercial real estate and telecommunications.
     Mr. Maddock will receive no additional compensation for his service as the Company’s principal accounting officer over and above the compensation that he currently receives, which has been previously disclosed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 15, 2009

LAM RESEARCH CORPORATION
By:	/s/ George M. Schisler, Jr.
George M. Schisler, Jr.
Vice President, General Counsel and Secretary